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                                    EXHIBIT 5

                            FREDRIKSON & BYRON, P.A.
                       900 Second Avenue South, Suite 1100
                          Minneapolis, Minnesota 55402

                            Telephone: (612) 347-7000
                            Facsimile: (612) 347-7077



                                December 19, 1997




Ciprico Inc.
2800 Campus Drive, #60
Plymouth, Minnesota  55441

Ladies/Gentlemen:

         Re:  Registration Statement on Form S-8
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Ladies/Gentlemen:

         We are acting as corporate counsel to Ciprico Inc. (the "Company") in connection with the original registration by the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") of options and 350,000 shares (the "Shares") of Common Stock issuable pursuant to the Company's 1992 Nonqualified Stock Option Plan (the "Plan").

         In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the
Company:

         1.       The Company's Certificate of Incorporation, as amended.

         2.       The Company's Bylaws, as amended.

         3. Certain corporate resolutions adopted by the Board of Directors of the Company pertaining to the adoption of the Plan and increases in the number of shares reserved for issuance thereunder.

         4.       The Plan.

         5.       The Registration Statement.

         Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

         1. The Shares are validly authorized by the Company's Certificate of Incorporation, as amended.

         2. Upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                             FREDRIKSON & BYRON, P.A.



                                             By    /s/ Timothy M. Heaney
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                                               Timothy M. Heaney